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                                THE STATE OF NEW HAMPSHIRE
                                      SUPERIOR COURT

ROCKINGHAM COUNTY                                               /  / COURT
                                                                /XX/ JURY
                                      WRIT OF SUMMONS

Conceptronic, Inc.                              Vitronics Corporation
6 Post Road                                     4 Forbes Road
Portsmouth, NH 03801                     v.     New Market, NH 03857

                                                James J. Manfield, Jr.
                                                27 North Shore Road
                                                Hampton, NH 03842

The Sheriff or Deputy of any County is ordered to summon each defendant to file a written appearance with the Superior Court at the address listed below by the return day of this writ which is the first Tuesday of February, 1997.
                                                              MONTH    YEAR

The PLAINTIFF(S) state(s):    See Attached Declaration.

                                                 A TRUE COPY: ATTEST
                                                 [illegible]
                                                 --------------
                                                 DEPUTY SHERIFF

and the Plaintiff(s) claim(s) damages within the jurisdictional limits of this Court.

George R. Moore, Esq.                            12/20/96
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INDORSER (sign and print name)                   DATE OF WRIT

                            NOTICE TO THE DEFENDANT
The Plaintiff listed above has begun legal action against you. You do not have to physically appear in Court on the return day listed above since there will be no hearing on that day. However, if you intend to contest this matter, you or your attorney must file a written appearance form with the Clerk's Office by that date. (Appearance forms may be obtained from the Clerk's Office.) You will then receive notice from the Court of all proceedings concerning this case. If you fail to file an appearance by the return day, judgment will be entered against you for a sum of money which you will then be obligated to pay.

Witness, JOSEPH P. NADEAU, Chief Justice, Superior Court.

                                         [illegible]
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                                         SIGNATURE OF PLAINTIFF/ATTORNEY

/s/ Raymond W. Taylor                    George R. Moore
------------------------                 ------------------
Raymond W. Taylor, Clerk                 PRINTED/TYPED NAME
NH Superior Court Rockingham County      Devine, Millimet & Branch, P.A.
Administration and Justice Building      111 Amherst Street
Exeter NH 03833                          -------------------------------
(603) 772-3714                           ADDRESS
                                         Manchester, NH 03101 /(603)669-1000
213-003-6                                -----------------------------------
                                                                PHONE

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                                   DECLARATION

A.THE PARTIES

    1. Plaintiff is a Delaware corporation with a principal place of business in Portsmouth, New Hampshire.

    2. Defendant Vitronics Corporation ("Vitronics") is a Delaware corporation with a principal place of business in Newmarket, New Hampshire.
    3. James J. Manfield, Jr. is an individual and an officer of Vitronics who resides in Rye, New Hampshire and who authorized, controlled, directed and initiated the tortious acts set forth herein.

B.JURISDICTION AND VENUE

    4. This Court has jurisdiction of this cause in that it is a claim under New Hampshire state law for malicious prosecution and abuse of process. Venue is proper in that Plaintiff and Defendant Vitronics reside and does business in this county and Defendant Manfield resides in this county.

C.THE PRIOR LITIGATION

    5. Plaintiff and Defendant Vitronics are competitors in the business of manufacturing and selling solder reflow ovens for use in the electronics industry.

    6. On or around November 26, 1991, Defendant Vitronics brought suit for patent infringement of U.S. Patent No. 4,833,301 ("the '301 patent") against Plaintiff in the United States District Court for the District of New Hampshire ("the Prior Litigation").

    7. In the Prior Litigation, Defendant Vitronics alleged that Plaintiff infringed claim 1 of the '301 patent.


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    8. Defendant Manfield authorized, directed, controlled and initiated the decision that caused Defendant Vitronics to bring and maintain the action against Plaintiff in the Prior Litigation.

    9. During prosecution of the application for the '301 patent in the United States Patent and Trademark Office ("PTO"), Defendant Vitronics withheld from the PTO a number of Defendant Vitronics' own documents that were material and relevant prior art to the subject matter of one or more claims of the '301 patent. Defendant Vitronics' thereby breached its obligation of full disclosure.

   10. Among the prior art Vitronics document withheld from the PTO were the Vitronics Model 1336 Solder Reflow System brochure and the Vitronics IR Source newsletter.

   11. As a result of Defendant Vitronics' breach of its obligation of full disclosure to PTO, the application for claim 1 of the '301 patent was granted in error and the patent issued on May 23, 1989.

   12. In a subsequent reexamination proceeding brought by Plaintiff in the PTO, claim 1 of the '301 patent was found by the PTO to be unpatentable in view of the prior art that Defendant Vitronics had withheld from the PTO during prosecution of the '301 patent application.

   13. Notwithstanding the PTO finding in reexamination that claim 1 of the '301 patent is unpatentable, Defendant Vitronics maintained its action against Plaintiff in the Prior Litigation for infringement of said claim.

   14. At the time that Defendant Vitronics filed the complaint


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in the Prior Litigation, and throughout said proceedings, Defendants knew or should have known that claim 1 of the '301 patent was invalid and/or unenforceable.

   15. At the time that Defendant Vitronics filed the complaint in the Prior Litigation, and throughout said proceedings, Defendants knew or should have known that claim 1 of the '301 patent was not infringed by the Mark Series and HVC products of Plaintiff that were the subject of the Prior Litigation.

   16. Based upon its assertion of infringement of claim 1 of the '301 patent, and notwithstanding the PTO finding in reexamination that claim 1 of the '301 patent is unpatentable, Defendant Vitronics requested the district court in the Prior Litigation inter alia to issue a permanent injunction against Plaintiff to preclude Plaintiff from manufacturing, using and selling the Mark Series and HVC Series ovens.

   17. In spite of Defendants' knowledge that the Mark Series and HVC Series products did not infringe claim 1 of the '301 patent and that claim 1 of the '301 patent is invalid and/or unenforceable, Defendant Vitronics maintained such suit with malice and without probable cause for its own improper and unlawful purposes.

   18. On August 16, 1995, the jury returned a unanimous 9-0 verdict that the Mark Series products of Plaintiff do not infringe claim 1 of the '301 patent.

   19. On August 16, 1995, the jury returned a unanimous 9-0 verdict that the HVC Series products of Plaintiff do not infringe claim 1 of the '301 patent.

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   20. The jury returned its verdict in the Prior Litigation after less than one hour of deliberation.

   21. On or around August 18, 1995, the United States District Court for the District of New Hampshire entered judgment in favor of Plaintiff on Defendant Vitronics' claim for infringement of claim 1 of the '301 patent and said judgment was not appealed and is now final and binding upon Defendant Vitronics.

                                     COUNT I
   22. The Plaintiff reasserts and realleges paragraphs 1-21 above as if set forth in full herein.

   23. This is a count under New Hampshire law for malicious prosecution.

   24. The tortious acts of the Defendants set forth above constitute malicious prosecution in that Defendants' actions caused the filing and prosecution of a civil proceeding for infringement of claim 1 of the '301 patent with malice and without probable cause and said proceeding terminated in favor of Plaintiff.

   25. Defendants' malicious prosecution of the claim for infringement of claim 1 of the '301 patent in the Prior Litigation has caused harm and damage, reparable and irreparable, to Plaintiff.

   26. The monetary damages caused by Defendant Vitronics' malicious prosecution are no less than $1,300,000.00 in expenses and attorney's fees. The tortious acts of Defendants set forth above have caused damage to Plaintiff in that such acts were intended to and did cause a significant loss


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of sales and revenue to the Plaintiff and thereby diminished Plaintiff's ability to expand such sales and revenues. The remainder of the actual, consequential and/or increased damages are in excess of and therefore satisfy the jurisdictional limits of this Court.

                                   COUNT II

   27. The Plaintiff reasserts and realleges paragraphs 1-26 above as if set forth in full herein.

   28. This is a count under New Hampshire law for abuse of process.

   29. The tortious acts of the Defendants set forth above constitute abuse of process in that the Defendants used legal process against Plaintiff primarily to accomplish a purpose for which such process is not designed and such abuse of process caused harm to Plaintiff.

   30. The Defendants' abuse of process regarding claim 1 of the '301 patent in the Prior Litigation has caused harm and damage, reparable and irreparable, to Plaintiff.

   31. The monetary damages caused by Defendants' abuse of process are no less than $1,300,000.00 in expenses and attorneys' fees. The tortious acts of Defendants set forth above have caused damage to Plaintiff in that such acts were intended to and did cause a significant loss of sales and revenue to the Plaintiff and thereby diminished Plaintiff's ability to expand such sales and


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revenues. The remainder of the actual, consequential and/or increased damages are in excess of and therefore satisfy the jurisdictional limits of this Court.


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